Richardson Electronics, Ltd. 8-K/A

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Richardson Electronics, Ltd.

LaFox, Illinois

We hereby consent to the incorporation by reference in the Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8, Registration Statement Number 333-76897 on Form S-8, Registration Statement Number 333-70914 on Form S-8, Registration Statement Number 333-115955 on Form S-8, Registration Statement Number 333-120032 on Form S-8, Registration Statement Number 333-129828 on Form S-8, Registration Statement Number 333-60092 on Form S-8, Registration Statement Number 333-146878 on Form S-8, and Registration Statement Number 333-146879 on Form S-8 of Richardson Electronics, Ltd. of our report dated December 18, 2015, relating to the financial statements of International Medical Equipment & Services, Inc. appearing in Richardson Electronics, Ltd.’s Current Report on Form 8-K/A dated December 23, 2015.

/s/ BDO USA, LLP

Charlotte, North Carolina

December 23, 2015